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                                                                EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


         BY THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of this 30th day of September, 1996, SkyMall, Inc., a Nevada corporation ("Employer"; references herein to "Employer" shall include SkyMall, Inc. and any subsidiary of SkyMall, Inc. existing during the term or extended term of this Agreement) and Robert M. Worsley ("Employee"), state, confirm and agree as follows:

                                   I. RECITALS

         1.1 Employer is engaged in the business of marketing and selling consumer merchandise and services through its in-flight catalog and engaging in other marketing related activities ("Employer's Business"). Employer's Business is conducted primarily in the United States of America (the "Market Area").

         1.2 Employee is a key employee of Employer, having substantial knowledge and expertise in, and having personal relationships affecting, the operations, business contacts, trade secrets, customer lists, marketing strategies and other confidential matters of critical significance to the conduct of Employer's Business and its future prospects (the "Trade Secrets"). The loss of Employee during the term of this Agreement, or the aid or assistance to any competitor of Employer by Employee or direct competition of Employee respecting Employer's Business within the Market Area would materially and irreparably injure Employer.

         1.3 Employer desires to hire Employee, and Employee desires to accept such employment, on the terms and conditions hereinafter set forth.

                                 II. AGREEMENTS

         2.1 Employment. Employer hereby employs Employee, and Employee hereby accepts such employment from Employer, on the terms and conditions set forth in this Agreement.

         2.2 Term. Subject to the provisions for termination and extension as hereinafter provided, the term of this Agreement shall commence on the date first above written, and shall continue until the third anniversary thereof.

         2.3 Renewal and Review. The term of this Agreement shall be extended for successive two (2) year periods ("Renewal Period") without any action of Employer or Employee unless Employee or Employer provides written notice to the other party hereto of its intent not to extend this Agreement no less than 30 days prior to the expiration of the initial term of this Agreement or of any successive Renewal Period.

         2.4 Duties and Positions with Employer. During the term of this Agreement, Employee shall serve as President and Chief Executive Officer of Employer, and in such other additional positions as the Board of Directors of Employer (the "Board") may from time to time determine. Employee will faithfully and diligently perform all duties commensurate with such positions, including those duties directed by the Board, as well as those set forth in the Bylaws
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of Employer that relate to such positions. Employee shall devote all of his professional time, attention, skill, and energies to Employer's Business and shall serve it faithfully, diligently, and to the best of his ability.

         2.5 Service as Director. If Employee is elected or appointed as a Director of Employer during all or any portion of the term of this Agreement, Employee shall serve in such capacity without additional compensation.

         2.6 Compensation. Employee will receive the following compensation for his services during his term of employment:

                  (a) A base salary of $190,000 per year (reviewable no less than once per year by, and subject at any time to increase but not decrease at the discretion of, the Board or the Compensation Committee thereof), which, after withholding and other required deductions, shall be paid in equal installments in accordance with such salary payment policies as may be established by Employer from time to time;

                  (b) The Company shall pay all premiums, up to a maximum of $10,000 (exclusive of premiums on key-man life insurance of which the Company is the beneficiary), on behalf of Employee for life insurance and disability insurance, which have coverage that is no less than the coverage in effect on the date hereof;

                  (c) Participate in any incentive compensation plan, pension or profit-sharing plan, stock purchase plan, group benefit plan, medical plan, bonus plan and/or other benefit plans, either currently in effect or as may be established from time to time by the Board or the Compensation Committee thereof for which Employee, as an officer of Employer, may be eligible to participate; and

                  (d) Receive such other compensation as may from time to time be granted to Employee by the Board or the Compensation Committee thereof including any bonuses.

         2.7 Expenses. Employer shall pay or reimburse Employee for all reasonable expenses incurred or paid by Employee in furtherance of the business of Employer. Employee shall present such receipts, invoices, or other evidence of the nature and amount of all expenditures paid or reimbursed by Employer as Employer may from time to time require.

         2.8 Termination.

                  (a) Death. In the event of Employee's death during the term of this Agreement, this Agreement shall thereupon terminate and Employer shall pay to Employee's beneficiary or estate, as that term is hereinafter defined, the portion of Employee's salary, which was earned but unpaid, on the date of Employee's death. As used herein, the term "beneficiary or estate" means the person or

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         persons designated by Employee in the last written notice delivered to
         Employer during his lifetime, or in the absence of such written notice, such person or persons designated by Employee in his last will and testament specifically to receive Employee's benefits under the terms of this Agreement, or, in the absence of both written notice and such a designation, Employee's estate. In the event that Employee should during his lifetime designate a person or persons other than his wife as beneficiary or beneficiaries in such written notice, such notice to be valid must contain the signed consent of Employee's spouse.

                  (b) Permanent Disability. In the event Employee should become permanently disabled, as that term is hereinafter defined, during the term of this Agreement, then this Agreement shall terminate and Employer's only obligation to Employee shall be to pay Employee his salary and any other benefits to which he is entitled hereunder, including without limitation disability insurance as provided in
         Section 2.6(b), for a twelve-month period following the date Employee became permanently disabled less any benefits to which Employee is entitled under any then existing disability insurance or similar plans, if any, during such period. For the purposes hereof, "permanent disability" shall mean that disability resulting from injury, disease or other cause, whether mental or physical, which incapacitates Employee from performing his normal duties as an employee, which appears to be permanent in nature and contemplates the continuous, necessary and substantially complete loss of all professional activities.

                  (c) Partial Disability. If Employee should become partially disabled, as that term is hereinafter defined, Employee shall be entitled to his salary and any other benefits to which he is entitled, including without limitation disability insurance as provided in
         Section 2.6(b), for six-months following the commencement of such partial disability. At the end of such six-month period, if Employee remains partially disabled, his salary shall be reduced according to the amount of time Employee is able to devote to Employer's business. For the purposes hereof, "partial disability" shall mean that disability resulting from injury, disease or other cause, whether mental or physical, which incapacitates Employee from performing a significant portion of his normal duties as an employee, which appears to be permanent in nature and contemplates the continuous and necessary loss of a significant portion of his professional activities.

                  (d) Temporary Disability. In the event Employee should become disabled, and such disability is not partial, as defined above, such disabled Employee shall be entitled to his salary for a period of ninety (90) days. If such temporary disability continues longer than such ninety (90) day period, then Employee shall be deemed to have become permanently disabled for the purposes of this Agreement at the end of said ninety (90) day period.

                  (e) Dismissal. Employer may terminate Employee's employment under this Agreement at any time with or without Cause by giving at least thirty

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         (30) days written notice to Employee at his address as listed on
         Employer's records specifying the effective date of termination. As used herein, "Cause" shall mean that (a) in the course of Employee's duties under this Agreement, Employee engages in willful misconduct, dishonesty or reckless disregard of Employee's responsibilities or (b) Employee is convicted of a felony. Upon any termination under this Paragraph (e), Employee or Employee's estate, as the case may be, will be entitled to receive only that compensation due Employee through the date of termination. In the event that Employee is terminated other than for Cause, Employee will receive his then current salary, net of withholding and other deductions required by law, through the last day of the Non-Compete Period (as defined below), payable at Employee's election either in a lump sum or at the times such salary would have been payable were Employee to remain employed by Employer.

         2.9 Covenant Not to Compete. During the term of this Agreement and for a period of two (2) years thereafter, Employee shall not use or disclose the Trade Secrets for any purpose whatsoever or to any person or entity, including any competitor or potential competitor of Employer. Employee shall not during the term or extended term of this Agreement, and for a period of two (2) years thereafter (the "Non-Compete Period"), (a) induce or encourage any other employee of Employer to become employed by or to provide any Trade Secrets to any competitor or potential competitor of Employer or its subsidiaries, or (b) own, directly or indirectly, manage, operate, serve as an officer, director or partner of, or otherwise (whether actively or by passive investment) become associated with any person or entity engaged in a business in competition with Employer's business in the Market Area and in areas in which Employer is planning to engage in business at the time of the termination or expiration of this Agreement. The foregoing covenants by Employee shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Employer whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of said covenants. If any of the covenants of Employee set forth in this paragraph shall be deemed too broad to be enforceable by judicial process, then such covenants shall be reduced to such levels as shall be so enforceable and shall be enforced as reduced. Employee acknowledges and agrees that, because of the intended scope of Employer's business operations and his knowledge gained as a result of this employment relationship, the temporal and geographic scope of this covenant not to compete are reasonable.

         2.10 Representations and Warranties. Employee hereby represents and warrants that the execution of this Agreement and the discharge of his obligations hereunder will not breach or conflict with any other contracts, agreements, covenants or understandings, either oral or written, between Employee and any other party or parties.

         2.11 Attorneys' Fees. In the event either party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the other party, such fees to be set by the court and not by the jury.


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         2.12 Notices. Any notice or communication to be given under the terms of this Agreement ("Notice") shall be in writing and delivered in person or deposited, certified or registered, in the United States mail, postage prepaid, addressed as follows:

                  If to Employer:           SkyMall, Inc.
                                            1520 East Pima Street
                                            Phoenix, Arizona 85034
                                            Attn:  Chief Financial Officer

                  with a copy to:           Christopher Johnson, Esq.
                                            Squire, Sanders & Dempsey, L.L.P.
                                            40 North Central Avenue
                                            Suite 2700
                                            Phoenix, AZ 85004

                  If to Employee:           Robert M. Worsley
                                            601 East Houston
                                            Gilbert, Arizona 85234

or at such other address as either party may from time to time designate by Notice hereunder. Notices shall be effective upon delivery in person, or, if mailed, at midnight on the third business day after the date of mailing.

         2.13 Modifications and Amendments. This Agreement shall not be altered or amended except by a written agreement signed by the parties hereto.

         2.14 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings or agreements whether oral or written.

         2.15 Benefit and Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of Employer and its successors and assigns, including any corporation, person or other entity that acquires all or substantially all of the assets of Employer or any other corporation with or into which Employer is consolidated or merged, and Employee and his heirs, executors, administrators and legal representatives; provided, however, that the obligations of Employee hereunder may not be delegated or assigned.

         2.16 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

         2.17 Headings; Interpretation. The paragraph headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. When used in this Agreement, the term "including" shall mean without limitation by reason of enumeration.


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         2.18 Waiver. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

         2.19 Severability. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason whatsoever, it is agreed that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions, or portions thereof, shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provisions as to make them valid, reasonable and enforceable.

         2.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed a duplicate original.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

                                      SKYMALL, INC.,
                                      a Nevada corporation



                                      By: /s/ David Wirthlin
                                         ------------------------
                                      Name: David Wirthlin
                                           ----------------------
                                      Title: Secretary
                                            ---------------------

                                                         EMPLOYER

                                      /s/ Robert M. Worsley
                                      ---------------------------
                                      ROBERT M. WORSLEY

                                                         EMPLOYEE


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